UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2015

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Federal Reserve Approval of Pending Acquisition Applications

The Company received notification on February 12, 2015 that the Board of Governors of the Federal Reserve System had approved the Company's applications for its previously announced acquisitions of Community First Bancshares, Inc. (“Community First”) and Liberty Bancshares, Inc. (“Liberty”).  The proposed mergers have previously been approved by the shareholders of the Company, Community First and Liberty pursuant to special meetings of their respective shareholders held on November 18, 2014 as disclosed in a Form 8-K filed on November 19, 2014.

In accordance with the terms of the Federal Reserve approval, these acquisitions cannot be consummated until the expiration of fifteen (15) calendar days after the date of approval.  We expect to close the mergers on or about February 27, 2015, immediately after the expiration of the waiting period.

FOR MORE INFORMATION CONTACT:

DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: February 12, 2015	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer